EXHIBIT 99.1

Comtech Appoints Christopher D. Maloney to its Board of Directors

Addition Supports Comtech's Transition to a Focused Public Safety Technology Company

Chandler, Ariz. – October 5, 2026 – Comtech Telecommunications Corp. (NASDAQ: CMTL) (“Comtech” or the “Company”), a global communications technology leader, today announced that its Board of Directors (the “Board”) has appointed Christopher D. Maloney as an independent director, effective October 1, 2026. Following Mr. Maloney's appointment, the Board will consist of seven directors.

Mr. Maloney brings four decades of leadership experience building and governing public safety and mission critical communications technology companies, including direct operating and board service in 9-1-1 emergency communications. He founded and built TriTech Software Systems into the largest public safety software company in the world, with more than 3,000 installations across 14 countries, before leading its sale to Bain Capital in 2018. He currently holds board and investor roles across a number of private-equity-backed public safety and government technology companies.

“We are thrilled to welcome Chris to the Board,” said Ken Traub, Chairman, President and CEO of Comtech. “He is a highly accomplished leader with deep public safety market expertise, which will be invaluable as we are sharpening the Company’s focus on public safety following the anticipated closing of the sale of most of the Satellite & Space Communications segment. We look forward to benefitting from Chris’ extensive background in mission critical communications as we continue building Allerium's leadership position in the market.”

“I have known Chris for more than 25 years, and have seen firsthand how the companies he founded have advanced public safety technology and improved emergency response for the agencies and communities that depend on it,” said Jeff Robertson, President of Allerium. “We are entering a period of real change as artificial intelligence and data-driven tools begin to support telecommunicators and first responders on the front lines. As we seek to modernize while maintaining the trust of the 9-1-1 community, Chris’ experience and judgment will be extremely valuable, and I am excited to have him help shape Allerium’s future growth.”

“It’s an honor to join Comtech's Board of Directors," said Mr. Maloney. “As we transition from traditional 9-1-1 phone calls to more proactive data and situational awareness on incidents, Allerium is well positioned to deliver this new vision of emergency response. I look forward to helping drive this life saving innovation with the Allerium team.”

About Christopher D. Maloney
Mr. Maloney has been a Partner of Maloney Holdings LP since 2018. He founded TriTech Software Systems in 1993 and served as its Chief Executive Officer and Chairman until its sale to Bain Capital in 2018. Under his leadership, TriTech grew to more than 750 employees and 3,000 installations across 14 countries, and successfully completed 14 acquisitions. From 2021 to 2024, he served as CEO and a director of SOMA Global, a cloud-based public safety software provider. Mr. Maloney currently serves as an independent director of ImageTrend, a provider of data management and analytics software for EMS, fire and hospital organizations. He also serves as a director of GovWorx, an artificial intelligence company that builds tools to support 9-1-1 dispatchers, and Tango Tango, which connects cellular devices to the radio systems used by police, fire and EMS agencies. He previously served as an independent director of EverDriven from 2020 until its sale to Charlesbank in 2024. He also served as a director of Incident Response Technology from 2019 until its sale to Omnigo Software in 2021. Since 2018, he has been an advisor to and limited partner of Cove Hill Partners. Mr. Maloney holds a bachelor's degree in Management Science and Computer Science from the University of California, San Diego.

About Comtech
Comtech Telecommunications Corp. delivers trusted mission-critical communications solutions used by military forces, government agencies, public safety organizations, mobile network operators and communities around the world. With nearly 60 years of global communications technology leadership, Comtech provides secure, resilient systems proven to perform in the world’s most demanding environments. Through advanced satellite and space communications systems and Allerium’s Next Generation 9-1-1 emergency services and location-intelligence platforms, Comtech delivers reliable connectivity across orbit, network and ground to keep essential missions, services and communities connected when it matters most. For more information, please visit www.comtech.com.

Cautionary Note Regarding Forward-Looking
Certain information in this press release contains, and oral statements made by its representatives from time to time may contain, forward-looking statements. Forward-looking statements can be identified by words such as: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “goal,” “outlook,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “would,” and similar references to future periods, or the negative of those words and expressions, as well as statements in future tense. Forward-looking statements include, among others, statements regarding the expected completion of, the anticipated benefits of, and its plans, strategies and objectives relating to, the pending transaction with Gilat Satellite Networks Ltd, including the time frame in which such proposed transaction will occur, its expectations for further portfolio-shaping opportunities, its expectations for other operational initiatives, its expectations for completing further financing initiatives, its future performance and financial condition, the plans and objectives of its management and its assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under its control which may cause its actual results, future performance and financial condition, and achievement of its plans and objectives of its management to be materially different from the results, performance or other expectations implied by these forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking information is based on information available at the time and/or its good faith belief with respect to future events, and is subject to risks and uncertainties that are difficult to predict and many of which are outside of its control. Factors that could cause actual results to differ materially from current expectations include, among other things: its ability to consummate the transactions on a timely basis or at all; unexpected costs, liabilities or delays in connection with the proposed transaction; the significant transaction costs associated with the proposed transaction; negative effects of the announcement, pendency or consummation of the transaction on the market price of its common stock or operating results, including as a result of changes in key customer, supplier, employee or other business relationships; the risk of litigation or regulatory actions; its inability to retain and hire key personnel; further portfolio-shaping opportunities, other operational initiatives, and the completion of further financing activities; its ability to access capital and liquidity; changes in its executive leadership; the possibility that the expected benefits from its strategic activities will not be fully realized, or will not be realized within the anticipated time periods; the risk that acquired businesses will not be integrated successfully; impacts from, and uncertainties regarding, future actions that may be taken by activist stockholders; the possibility of disruption from acquisitions or dispositions, making it more difficult to maintain business and operational relationships or retain key personnel; the risk that it will be unsuccessful in implementing a tactical shift in its Satellite and Space Communications segment away from bidding on large commodity service contracts and toward pursuing contracts for its niche products and solutions with higher margins; the nature and timing of its receipt of, and its performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; the timing and amount of adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements or rebranding; changing customer demands and/or procurement strategies and its ability to scale opportunities and deliver solutions to current and prospective customers; changes and uncertainty in prevailing economic and political conditions (including financial and capital market conditions), including as a result of military conflicts or any tariff, trade restrictions or similar matters; impact of government shutdowns; changes to government procurement practices; changes in the price of oil in global markets; changes in prevailing interest rates and foreign currency exchange rates; risks associated with its legal proceedings, customer claims for indemnification, and other similar matters; risks associated with its obligations under its credit facilities; risks associated with its large contracts; risks associated with supply chain disruptions; and other factors described in this and its other filings with the Securities and Exchange Commission (“SEC”). However, these risks are not the only risks that it faces. Additional risks and uncertainties, not currently known to the Company or that do not currently appear to be material, may also materially adversely affect its business, financial condition and/or operating results in the future. The Company describes risks and uncertainties that could cause actual results and events to differ materially in the “Risk Factors” (Part I, Item 1A), “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (Part II, Item 7) and “Quantitative and Qualitative Disclosures about Market Risk” (Part II, Item 7A) sections of its Annual Report on Form 10-K, filed with the SEC on November 10, 2025, as the same may be updated from time to time in the Company's various filings with the SEC. The Company does not intend to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise, except as required by law.

Investor Relations Contact	Media Contacts
Maria Ceriello	Jamie Clegg	Longacre Square Partners
631-962-7115	480-532-2523	comtech@longacresquare.com
Maria.Ceriello@comtech.com	Jamie.Clegg@comtech.com